UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 30, 2011

ACORN ENERGY, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-19771	22-2786081
(State or Other Jurisdiction	(Commission file Number)	(IRS Employer
of Incorporation)		Identification No.)

4 West Rockland, Montchanin, Delaware	19710
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (302) 656-1707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management
Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 30, 2011, the registrant, Acorn Energy, Inc., and Samuel M. Zentman, a Director of the registrant, entered into an Amendment to Non-Plan Stock Option Agreement (the “Amendment”) which amended a Non-Plan Stock Option Agreement dated as of March 27, 2006 by and between the registrant and Mr. Zentman to add the method of “net exercise” as an additional method of exercising the options covered by such agreement.  Under the Amendment, “net exercise” means a method for settling options whereby instead of receiving a payment or tender by Mr. Zentman to cover the exercise price of the options, the registrant issues to Mr. Zentman the net shares of common stock representing the difference between the aggregate fair market value of the shares of option shares and the aggregate exercise price of the options.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 5th day of April, 2011.

ACORN ENERGY, INC.

By:	/s/ Joe B. Cogdell, Jr.
Name:	Joe B. Cogdell, Jr.
Title: Vice President, General Counsel & Secretary